Exhibit 10.9

FIRST AMENDMENT TO
CREDIT AGREEMENT	LASALLE RETAIL FINANCE

Date: October 11, 2007

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is made to the Credit Agreement (the “Credit Agreement”) dated as of July 2, 2007 by and among:

(a) AMERICAN APPAREL, INC., a corporation organized under the laws of the State of California, with its principal executive offices at 747 Warehouse Street, Los Angeles, California, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers now or hereafter party to the Credit Agreement; and

(c) the BORROWERS now or hereafter party to the Credit Agreement; and

(d) the FACILITY GUARANTORS now or hereafter party to the Credit Agreement; and

(e) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties; and

(f) LASALLE BUSINESS CREDIT, LLC, AS AGENT FOR LASALLE BANK MIDWEST NATIONAL ASSOCIATION, ACTING THROUGH ITS DIVISION, LASALLE RETAIL FINANCE, with offices at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties; and

(g) WELLS FARGO RETAIL FINANCE, LLC, with offices at One Boston Place, 19th Floor, Boston, Massachusetts 02108, as collateral monitoring agent (in such capacity, the “Collateral Monitoring Agent”) for its own benefit and the benefit of the other Credit Parties; and

(h) the LENDERS party to the Credit Agreement; and

(i) LASALLE BANK NATIONAL ASSOCIATION, a national banking association with offices at 135 South LaSalle Street, Chicago, Illinois 60603, as Issuing Bank; in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

Background:

The parties hereto desire to amend certain provisions of the Credit Agreement. Accordingly, it is hereby agreed, as follows:

1.	Amendment to Credit Agreement: Subject to satisfaction of each and all of the Preconditions to Effectiveness set forth in Section 2, below, the Credit Agreement is amended as follows:

a.	The definition of Bank Products is hereby deleted in its entirety and the following is substituted in its place:

“Bank Products” means any services or facilities provided to any Loan Party by the Administrative Agent, any Lender, or any of their respective Affiliates (other than Cash Management Services), including, without limitation, on account of (a) credit cards, (b) Hedge Agreements, (c) investments, and (d) equipment leases.

b.	The definition of Cash Management Services is hereby deleted in its entirety and the following is substituted in its place:

“Cash Management Services” means, without limitation, any one or more of the following types or services or facilities provided to any Loan Party by the Administrative Agent, any Lender, or any of their respective Affiliates: (a) ACH transactions, (b) deposit and other accounts, and (c) cash management, including, without limitation, controlled disbursement services.

c.	The definition of Consolidated EBITDA is hereby deleted in its entirety and the following is substituted in its place:

“Consolidated EBITDA” means, with respect to any Person for any period, the sum (without duplication) of (a) Consolidated Net Income for such period, plus (b) depreciation, amortization, and all other non-cash charges that were deducted in determining Consolidated Net Income for such period, plus (c) provisions for Taxes based on income that were deducted in determining Consolidated Net Income for such period, plus (d) Consolidated Interest Expense that was deducted in determining Consolidated Net Income for such period, plus (e) the increase in deferred rent for the period, if any, or minus (f) the decrease in deferred rent for the period, if any, plus (g) litigation expenses related to the existing sexual harassment suits, not to exceed $2,000,000 in the aggregate, all as determined on a Consolidated basis in accordance with GAAP, provided that for the purposes of calculating Consolidated EBITDA for any period prior to January 1, 2007, the amounts set forth below opposite each month shall be deemed to be the Consolidated EBITDA of such month:

MONTH	CONSOLIDATED EBITDA
July 31, 2006	$1,840,000
August 31, 2006	$1,840,000
September 30, 2006	$1,840,000
October 31, 2006	$1,100,000
November 30, 2006	$1,100,000
December 31, 2006	$1,100,000

d.	The definition of Required Revolving Credit Lenders is hereby deleted in its entirety and the following is substituted in its place:

“Required Revolving Credit Lenders” means, (i) if there are two or fewer Revolving Credit Lenders who are not Delinquent Lenders, all Revolving Credit Lenders who are not Delinquent Lenders; or (ii) if there are three or more Revolving Credit Lenders who are not Delinquent Lenders, at any time, the Administrative Agent (in its capacity as a Lender) and such other Revolving Credit Lenders (other than Delinquent Lenders, but including at least one (1) other Lender in addition to the Administrative Agent, in its capacity as a Lender) having Revolving Credit Commitments aggregating more than 50% of the Total Revolving Credit Commitments, or if the Revolving Credit Commitments have been terminated, Revolving Credit Lenders (other than Delinquent Lenders, but including at least one (1) other Lender in addition to the Administrative Agent, in its capacity as a Lender) whose percentage of the outstanding Revolving Loan Credit Extensions (calculated assuming settlement and repayment of all Swingline Loans by the Revolving Credit Lenders) aggregate more than 50% of all such Revolving Loan Credit Extensions.

e.	The provisions of Section 7.01(d) are hereby deleted in their entirety and the following is inserted in their place:

(d) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) ARTICLE VI (other than SECTIONS 6.01 and 6.02), or (ii) SECTION 5.01(e) (after a one (1) Business Day grace period), or (iii) in any of SECTION 2.16, SECTION 5.02(a), SECTION 5.07, SECTION 5.08 or SECTION 6.01 (provided that, if (A) any such Default described in this clause (iii) is of a type that can be cured within

5 Business Days, and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for 5 Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default; and provided further, there shall be no Default if the subject default in question relates to the provision of Bank Products, unless the default in question exceeds $100,000.00 in any instance, and if so, (A) it is of a type that can be cured within 10 Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for 10 Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

f.	The provisions of Section 7.01(n) are hereby deleted in their entirety and the following is inserted in their place:

(n) Any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto; provided that, it shall not be an Event of Default under this subparagraph (n) for any Loan Party to dispute, in good faith based upon reasonable grounds, the assessment or amount of any charges, fees, or expenses incidental to the provision of Bank Products by any Credit Party;

g.	The provisions of Section 7.03 are hereby deleted in their entirety and the following is inserted in their place:

SECTION 7.03 Application of Proceeds.

After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral or, without limiting the foregoing, on account of any Prepayment Event, shall be applied in the following order:

(a) FIRST, ratably to pay Credit Party Expenses, indemnities and other similar amounts then due in connection with Credit Extensions to the Borrowers until paid in full;

(b) SECOND, ratably to pay interest accrued in respect of the Obligations until paid in full;

(d) THIRD, to pay principal due in respect of the Swingline Loans to the Borrowers until paid in full;

(e) FOURTH, ratably to pay principal due in respect of the other Loans to the Borrowers until paid in full;

(f) FIFTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Bank and the Revolving Credit Lenders as cash collateral in an amount up to 105% of the then extant Stated Amount of Letters of Credit until paid in full;

(g) SIXTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party;

(n) SEVENTH, ratably to pay any other Obligations and Other Liabilities of the Borrowers; and

(o) EIGHTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.

h.	The provisions of Section 9.01(b) are hereby deleted in their entirety and the following is inserted in their place:

(b) if to the Administrative Agent, the Collateral Agent or the Swingline Lender, to LaSalle Business Credit, LLC, 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603, Attention: Steven Chalmers (Telecopy No. (312) 992-1501), (E-Mail steven.chalmers@abnamro.com), with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: Robert E. Paul, Esquire (Telecopy No. (617) 880-3456), (E-Mail rpaul@riemerlaw.com); and

i.	The provisions of Section 9.04(c) are hereby amended by replacing the phrase “Braintree, Massachusetts” with the phrase “Chicago, Illinois” in the second line of such Section 9.04(c).

2.	Preconditions to Effectiveness. This First Amendment shall not take effect unless and until each and all of the following items has been satisfied or delivered, as the case may be, and in all events, to the satisfaction of the Agents, in their sole and exclusive discretion. The willingness of the Agents and the Lenders to enter into this First Amendment is expressly conditioned upon the prior receipt by the Administrative Agent of the following items:

a.	The Lead Borrower and the Borrowers shall have delivered to the Administrative Agent a duly executed copy of this First Amendment.

b.	The Lead Borrower and the Borrowers shall have delivered to the Administrative Agent such other and further documents as the Administrative Agent reasonably may require and shall have identified prior to the execution of this First Amendment, in order to confirm and implement the terms and conditions of this First Amendment.

3.	Ratification of Loan Documents. No Claims against the Lender:

a.	Except as provided herein, all terms and conditions of the Credit Agreement and of each of the other Loan Documents remain in full force and effect. Each Borrower hereby ratifies, confirms, and re-affirms all terms and provisions of the Loan Documents.

b.	Each Borrower represents and warrants to the Lender that as of the date of this First Amendment, other than with respect to items which remain outstanding under the Post Closing Letter dated July 2, 2007, no Event of Default exists, or solely with the passage of time or notice, would exist under the Loan Documents.

c.	Each Borrower acknowledges and agrees that to its actual knowledge (i) there is no basis nor set of facts on which any amount (or any portion thereof) owed by any of the Borrowers under any Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; (ii) nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to any of the Borrowers with regard thereto; (iii) nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

4.	Miscellaneous:

a.	Terms used in this First Amendment which are defined in the Credit Agreement are used as so defined.

b.	This First Amendment may be executed in counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement.

c.	This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.	Any determination that any provision of this First Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this First Amendment.

e.	The Borrowers shall pay on demand all reasonable costs and expenses of the Agents and the Lenders, including, without limitation, attorneys’ fees incurred by the Agents in connection with the preparation, negotiation, execution, and delivery of this First Amendment. The Administrative Agent is hereby authorized by the Borrowers to make a Credit Extension to pay all such costs, expenses, and attorneys’ fees and expenses.

f.	In connection with the interpretation of this First Amendment and all other documents, instruments, and agreements incidental hereto:

i.	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

ii.	The captions of this First Amendment are for convenience purposes only, and shall not be used in construing the intent of the parties under this First Amendment.

iii.	In the event of any inconsistency between the provisions of this First Amendment and any of the other Loan Documents, the provisions of this First Amendment shall govern and control.

g.	The Agents, the Lenders and the Borrowers have prepared this First Amendment and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Agents, the Lenders, and the Borrowers and shall not be construed against any party.

[Signatures Follow]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed as of the date first set forth above.

AMERICAN APPAREL, INC.,
as Lead Borrower and as a Borrower

By:	/s/ Sang Ho Lim
Name:	Sang Ho Lim
Title:	Secretary

AMERICAN APPAREL RETAIL, INC.,
as a Borrower

By:	/s/ Sang Ho Lim
Name:	Sang Ho Lim
Title:	Secretary

AMERICAN APPAREL DYEING & FINISHING, INC.,
as a Borrower

By:	/s/ Sang Ho Lim
Name:	Sang Ho Lim
Title:	President

KCL KNITTING, LLC,
as a Borrower

By:	American Apparel, Inc., its sole
member

	By:	/s/ Sang Ho Lim
	Name:	Sang Ho Lim
	Title:	Secretary

Signature Page to First Amendment to Credit Agreement

AMERICAN APPAREL, LLC,
as a Facility Guarantor

By:	/s/ Sang Ho Lim
Name:	Sang Ho Lim
Title:	Secretary

FRESH AIR FREIGHT, INC.,
as a Facility Guarantor

By:	/s/ Sang Ho Lim
Name:	Sang Ho Lim
Title:	Secretary

Signature Page to First Amendment to Credit Agreement

LASALLE BUSINESS CREDIT, LLC,
As Agent for LaSalle Bank Midwest National
Association, acting through its division, LaSalle
Retail Finance

As Administrative Agent, as Collateral Agent,
as Swingline Lender and as Lender

By:	/s/ Steven Chalmers
Name:	Steven Chalmers
Title:	V. P.

Address:	135 South LaSalle Street, Suite 425
Chicago, Illinois 60603
Attn:	Steven Chalmers
Telephone:	(312) 904-8468
Telecopy:	(312) 992-1501

LASALLE BANK NATIONAL ASSOCIATION,
As Issuing Bank

By:	/s/ Steve Friedlander
Name:	Steve Friedlander
Title:	S. V. P.

Address:	135 South LaSalle Street
Chicago, Illinois 60603
Attention:
Telephone:	(312) 904-2000
Telecopy:

Signature Page to First Amendment to Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC,

As Collateral Monitoring Agent and as a
Lender

By:	/s/ Cory Loftig
Name:	Cory Loftig
Title:	Vice President

Address:	One Boston Place, 19th Floor
Boston, Massachusetts 02108
Attn:
Telephone:	617 854 7259
Telecopy: